UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2017 (July 11, 2017)

Nxt-ID, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-54960	46-0678374
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Nxt-ID, Inc.

285 North Drive

Suite D

Melbourne, FL 32934

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (203) 266-2103

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to Rights of Security Holders

In order to consummate the registered direct offering and concurrent private placement described in Item 8.01 below, the Company was required to obtain consent from the holders (the “November Holders”) of the Company’s (i) Amended and Restated Secured Subordinated Promissory Notes, originally issued on July 25, 2016, and amended on November 29, 2016 (the “November Notes”), and (ii) certain common stock purchase warrants (the “November Warrants”) that are initially exercisable on November 29, 2016. In consideration of the November Holders providing such consent to the registered direct offering and concurrent private placement, the Company and the November Holders agreed, as of July 11, 2017, to the following additional amendments to their respective November Notes, November Warrants, and that certain Exchange Agreement, dated November 29, 2016 (the “Exchange Agreement”):

1.	The conversion price of the November Notes was lowered from $3.00 to 2.00.

2.	The exercise price of the November Warrants was lowered from $3.00 to $2.00.

3.	The Company’s prohibition under the Exchange Agreement providing that for so long as the November Holders are holders of the November Notes, the November Warrants, or the shares of Common Stock issuable thereunder, the Company may not issue shares of our Common Stock at a price per share less than $3.00 per share, was lowered to $2.00 per share.

Item 8.01    Other Events.

On July 13, 2017, the Company closed its previously announced registered direct offering of an aggregate of 2,170,000 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) and pre-funded warrants (the “Pre-Funded Warrants”) to purchase 230,000 shares of Common Stock. The Company sold the Shares at a price of $1.43, per share and received $1.42 per Pre-Funded Warrant (the prefunded amount). The Company received gross proceeds from the offering, before deducting placement agent fees and other estimated offering expenses payable by the Company, of approximately $3,432,000. Aegis Capital Corp. acted as the placement agent for the offering.

On July 13, 2017, the Company also closed its previously announced concurrent private placement for no additional consideration, of warrants to purchase 1,800,000 shares of Common Stock.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 13, 2017	NXT-ID, INC.

	By:	/s/ Gino M. Pereira
Name: Gino M. Pereira Title: Chief Executive Officer

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